NEWS RELEASE

EVEREST GROUP, LTD.
Seon Place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

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Everest Announces Agreement to Sell Canadian Retail Insurance Operations to The Wawanesa Mutual Insurance Company

HAMILTON, Bermuda -- (BUSINESS WIRE) – March 23, 2026 – Everest Group, Ltd. (“Everest” or “the Company”) (NYSE: EG), a global specialty reinsurance and insurance leader, today announced that it has signed a definitive agreement to sell its Canadian Retail Insurance operations, Everest Insurance Company of Canada (“Everest Canada”), to The Wawanesa Mutual Insurance Company (“Wawanesa”).

“This transaction represents a strong outcome for both organizations, our shareholders and our colleagues,” said Jim Williamson, President and Chief Executive Officer of Everest. “The Canadian Retail team has built a high-quality, disciplined portfolio. This agreement enables us to realize compelling value and to transition our colleagues to a growth-oriented organization committed to expanding its commercial retail presence in the Canadian market.”

This transaction marks another decisive step in Everest’s strategic repositioning and advances the Company’s previously announced plan to exit its Commercial Retail Insurance operations, following the 2025 sale of its global Retail Commercial Insurance renewal rights to AIG. Everest Canada is the Company’s largest remaining retail platform, and with this transaction, Everest is further sharpening its focus on its core Reinsurance and Global Wholesale and Specialty Insurance businesses.

Williamson added, “Consistent execution against our stated strategy remains a priority. This agreement further aligns our portfolio with our core underwriting strengths and supports our objective of generating sustainable, risk-adjusted returns over time.”

“Everest has built a respected commercial business in Canada, powered by strong talent, deep specialty lines expertise, and a disciplined, entrepreneurial underwriting culture,” said Evan Johnston, President and Chief Executive Officer of Wawanesa. “We look forward to welcoming the Everest Canada team and investing in their proven model to further expand our ability to serve more Canadian businesses across an even broader range of industries.”

The transaction is anticipated to close in the second half of 2026, subject to customary regulatory approvals and closing conditions. Advisors to the transaction include Ardea Partners LP as exclusive financial advisor and Debevoise & Plimpton LLP and Stikeman Elliott LLP as legal advisors to Everest. TD Securities acted as exclusive financial advisor and Torys LLP acted as legal advisor to Wawanesa.

About Everest

Everest Group, Ltd. (Everest) is a global underwriting leader providing best-in-class property, casualty, and specialty reinsurance and insurance solutions that address customers’ most pressing challenges. Known for a 50-year track record of disciplined underwriting, capital and risk management, Everest, through its global operating affiliates, is committed to underwriting opportunity for colleagues, customers, shareholders, and communities worldwide.

Everest common stock (NYSE: EG) is a component of the S&P 500 index.

Additional information about Everest, our people, and our products can be found on our website at www.everestglobal.com.

About Wawanesa

The Wawanesa Mutual Insurance Company (Wawanesa), founded in 1896, is one of Canada’s largest mutual insurers, with over CAD$4 billion in annual revenue and assets of CAD$11.5 billion. Wawanesa, with its National Headquarters in Winnipeg, is the parent company of Wawanesa Life, which provides life insurance products and services throughout Canada, and Western Financial Group, which distributes personal and business insurance across Canada. Wawanesa proudly serves more than 1.87 million members in Canada.

Additional information about Wawanesa can be found on website at wawanesa.com.

Forward-looking Statements

This news release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 and other U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. federal securities laws. Forward-looking statements about the sale transaction, strategic repositioning and Commercial Retail Insurance operations exit plans reflect management’s current expectations based on assumptions we believe are reasonable but are not guarantees of performance. Actual results may differ materially from those contained in forward-looking statements made on behalf of the Company. Forward-looking statements involve risks and uncertainties including the actual impact of the sale transaction, strategic repositioning and Commercial Retail Insurance operations exit plans and other factors described in our SEC filings, including but not limited to our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.